UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2014

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

                                               333-177186

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization )	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 10, 2014, Medical Properties Trust, Inc. (the “Company”) announced that its operating partnership, MPT Operating Partnership, L.P. (the “Operating Partnership”), and MPT Finance Corporation, a wholly owned subsidiary of the Operating Partnership, commenced a public offering of senior notes. The preliminary prospectus supplement, dated April 10, 2014, by which the senior notes are being offered includes the following information under the heading “Recent Developments”:

“Acquisitions of Acute Care Hospitals

On March 31, 2014, we acquired a general acute care hospital and an adjacent parcel for an aggregate purchase price of $115 million. The facility was simultaneously leased back to its current operator under a lease with a 15-year initial term with a 3-year extension option, followed by a further 12-year extension option at fair market value. The lease provides for consumer price-indexed annual rent increases, subject to a specified floor and ceiling. The lease includes a customary right of first refusal with respect to a subsequent proposed sale of the facility. In this prospectus supplement, we refer to this acquisition as the “Hospital Acquisition.” We financed the purchase price for the Hospital Acquisition with borrowings under our revolving credit facility.

In addition, we are currently in advanced discussions with a related seller to purchase an additional acute care hospital for approximately $180 million, which is expected to be leased back to its current operator under a lease with a 15-year initial term with up to 15 years of extension options and consumer price-indexed annual rent increases, subject to a specified floor and ceiling. This potential hospital acquisition is contingent upon, among other things, the negotiation and execution of definitive agreements and the completion of satisfactory due diligence. If consummated, we expect to fund the purchase price with cash on hand, including any remaining net proceeds from this offering, and, to the extent necessary, additional borrowings under our revolving credit facility. In this prospectus supplement, we refer to this potential hospital acquisition as the “Potential Hospital Acquisition.” We cannot assure you that the Potential Hospital Acquisition will be consummated on the terms described above or at all.

Pending Development Transaction Pipeline

We have entered into a non-binding letter of intent with one of our current operators/lessees for the development of an additional acute care facility in the United States. The proposed transaction, which is valued at approximately $55 million, is structured initially as a construction loan from us for the development of the facility, followed by a sale and leaseback to the operator/lessee upon completion under a lease with a 15-year initial term with up to 15 years of extension options and consumer price-indexed annual rent increases, subject to a specified floor and ceiling. While we expect the transaction to close during the first half of 2014, the transaction is contingent upon, among other things, the negotiation and execution of definitive agreements and the completion of satisfactory due diligence, and we cannot assure you that it will be consummated on the terms described above or at all.

In addition, we have entered into a non-binding letter of intent with an affiliate of another of our current operators/lessees for the development of emergency room facilities in the United States, as well as the development and/or acquisition of acute care hospitals in the United States, with an estimated aggregate funding commitment from us and our affiliates of approximately $150 million. Each of these facilities, when completed, will be leased to the operator/lessee or its affiliates under a master lease and applicable subleases providing for a 15-year initial term with up to 15 years of extension options and consumer price-indexed annual rent increases, subject to a specified floor. While we expect definitive documentation with respect to this transaction will be executed during the first half of 2014, we cannot assure you that definitive documentation will be executed on the terms described above or at all.

Potential Disposition

As described in our 2013 Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, as of December 31, 2013, we had $21.0 million of rent, interest and other charges owed to us by the operator/lessee of Monroe Hospital in Bloomington, Indiana. In addition, we have advanced $31.1 million to the operator/lessee pursuant to a working capital loan agreement. Because the operator has not made all payments required by the real estate lease agreement and working capital loan agreement, we consider the loan to be impaired.

During the first quarter of 2014 we commenced and are now in advanced discussions with a third party with respect to a restructuring of our investment in the form of a new joint venture that would acquire the real estate of Monroe Hospital and related assets in exchange for a combination of cash and promissory notes. We will also be entitled to share in the joint venture’s profits during the first five years of operations. While we expect the transaction to close during the second half of 2014, the transaction is contingent upon, among other things, the negotiation and execution of definitive agreements and the completion of satisfactory due diligence, and we cannot assure you that it will be consummated on the terms described above or at all.

If consummated, we believe this transaction will result in an impairment of up to $20 million to be recognized in the first quarter of 2014. If the transaction is not completed as currently expected, further impairment charges could be incurred.”

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s securities, including, without limitation, those securities proposed to be offered and sold pursuant to the preliminary prospectus and registration statement described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P. (Principal Financial and Accounting Officer)

Date: April 10, 2014